EXHIBIT 11

                        Golden West Financial Corporation
        Statement of Computation of Basic and Diluted Earnings Per Share
                 (Dollars in thousands except per share figures)
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                                                              Three Months Ended             Six Months Ended
                                                                   June 30                        June 30
                                                          ---------------------------   ----------------------------
                                                             1998           1997            1998           1997
                                                          ------------   ------------   -------------  -------------

Earnings Before Extraordinary Item                        $   116,950    $    87,277    $    227,031   $    170,651

Extraordinary Item, Net of Tax                                    -0-            -0-          (7,710)          -0-
                                                          ------------   ------------   -------------  -------------
Net Earnings                                              $   116,950    $    87,277    $    219,321   $    170,651
                                                          ============   ============   =============  =============

Weighted Average Shares                                    57,338,227     56,892,526      57,233,046     57,102,416
    Add:  Options outstanding at period end                 1,971,505      2,584,240       1,971,505      2,584,240
    Less: Shares assumed purchased back with
          proceeds of options                               1,199,485      1,660,981       1,235,174      1,656,454
                                                          ------------   ------------   -------------  -------------
Diluted Average Shares Outstanding                         58,110,247     57,815,785      57,969,377     58,030,202
                                                          ============   ============   =============  =============

Basic Earnings Per Share Calculation:
  Basic Earnings Per Share Before Extraordinary Item      $      2.04    $      1.53    $       3.96   $       2.99
  Extraordinary Item, Net of Tax                                 0.00           0.00           (0.13)          0.00
                                                          ------------   ------------   -------------  -------------
  Basic Earnings Per Share                                $      2.04    $      1.53    $       3.83   $       2.99
                                                          ============   ============   =============  =============

Diluted Earnings Per Share Calculation:
  Diluted Earnings Per Share Before Extraordinary Item    $      2.01    $      1.51    $       3.91   $       2.94
  Extraordinary Item, Net of Tax                                 0.00           0.00           (0.13)          0.00
                                                          ------------   ------------   -------------  -------------
  Diluted Earnings Per Share                              $      2.01    $      1.51    $       3.78   $       2.94
                                                          ============   ============   =============  =============

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